Exhibit 1.01

Carlisle Companies Incorporated
Conflict Minerals Report
For the Year Ended December 31, 2016

This Conflict Minerals Report (the “Report”) of Carlisle Companies Inc. (“Carlisle,” “The Company,” “we,” “us,” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the year ended December 31, 2016.  The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“the Act”).

The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products.  For purposes of this assessment, conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“Conflict Minerals” or “3TG”) and originated from the Democratic Republic of the Congo or an adjoining country (“Covered Countries”).  These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.  Please refer to the Rule for definitions of the terms used in this Report, unless otherwise defined herein.  Please also note that the report presented herein is not audited.

 Company Overview

Carlisle is a multi‑national company that designs, manufactures and sells a wide range of products principally throughout North America, Western Europe, and the Asia Pacific region via the following segments:

•	Carlisle Construction Materials (“CCM” or “Construction Materials”);

•	Carlisle Interconnect Technologies (“CIT” or “Interconnect Technologies”);

•	Carlisle Fluid Technologies (“CFT” or “Fluid Technologies”);

•	Carlisle Brake & Friction (“CBF” or “Brake & Friction”); and

•	Carlisle FoodService Products (“CFS” or “FoodService Products”).

 Products Overview

CCM manufactures and sells rubber ("EPDM"), thermoplastic polyolefin ("TPO"), and polyvinyl chloride membrane ("PVC") roofing systems. CCM also manufactures and distributes energy-efficient rigid foam insulation panels for substantially all roofing applications. Through its coatings and waterproofing operation, CCM manufactures and sells liquid and spray-applied waterproofing membranes, vapor and air barriers, and HVAC duct sealants and hardware for the commercial and residential construction markets.  Raw materials for this segment include EPDM polymer, TPO polymer, carbon black, processing oils, solvents, asphalt, methylene diphenyldiisocyanate, polyol, polyester fabric, black facer paper, oriented strand board, clay, and various packaging materials.

CIT designs and manufactures high-performance wire, cable, connectors, contacts, and cable assemblies for the transfer of power and data primarily for the aerospace, medical, defense electronics, test and measurement equipment, and select industrial markets. Raw materials for this segment include gold, copper conductors that are plated with tin, nickel, or silver, polyimide tapes, polytetrafluoroethylene (“PTFE”) tapes, PTFE fine powder resin, thermoplastic resins, stainless steel, beryllium copper rod, machined metals, plastic parts, and various marking and identification materials. Key raw materials are typically sourced worldwide.

CFS manufactures and distributes various commercial and institutional foodservice products and industrial brooms, brushes, and mops.  Raw materials used by the FoodService Products segment include polymer resins, stainless steel, and aluminum. Key raw materials are sourced from suppliers within the United States.

CFT designs, manufactures, and sells highly-engineered liquid and powder finishing equipment and system components primarily in the automotive, automotive refinishing, aerospace, agriculture, construction, marine, and rail industries.  Key raw materials used by CFT include carbon and various grades of stainless steel, brass, aluminum, copper, machined metals, carbide, machined plastic parts, and PTFE.  Raw materials are typically sourced worldwide.

CBF manufactures off-highway braking systems and friction products for off-highway, on-highway, aircraft, and other industrial applications. CBF also includes the performance racing group which markets and sells high-performance motorsport braking products. The brake manufacturing operations require the use of various metal products such as castings, pistons, springs, and bearings. Raw materials used by CBF include fiberglass, phenolic resin, metallic chips, copper and iron powders, steel, custom-fabricated cellulose sheet, and various other organic materials. Raw materials are sourced worldwide.

Based on a review of the raw materials used by the segments and discussions with key operations personnel across all segments, the Company determined that all four Conflict Minerals are present and that the CIT segment has the highest utilization of 3TG.  It has been determined that CFT, CBF, and CFS have significantly less utilization of 3TG than CIT, and that CCM does not use materials in the manufacturing process that contain conflict minerals.    For the year ended December 31, 2016, the Company’s reasonable country of origin (“RCOI”) and due diligence inquiries focused primarily on CIT, CFT, and CBF.

Conflict Minerals Policy

The Company has adopted a conflict minerals policy, which is publicly available on our website at www.carlisle.com under “Corporate Responsibility”.

Reasonable Country of Origin Inquiries

A detailed scoping exercise, led by key operating and purchasing personnel, included reviewing all purchases over a twelve month period to identify any 3TG and corresponding suppliers. The suppliers were sorted according to their likelihood of supplying components or materials containing Conflict Minerals. Those that were known to or could potentially supply components or materials containing Conflict Minerals with whom annual spend exceeded a specified threshold were considered to be in scope for supplier inquiries.

As a result of this scoping process, 1328 different suppliers were identified for RCOI outreach.

We conducted a RCOI reasonably designed to determine whether the 3TG in our products in the 2016 Report Year originated from the Covered Countries or are from recycled or scrap sources in accordance with the requirements of the Rule. The Covered Countries are the Democratic Republic of Congo and its adjoining countries (Angola, Burundi, Republic of the Congo, Central African Republic, Rwanda, South Sudan, Tanzania, Uganda and Zambia). As part of its RCOI, and with the assistance of a third-party consultant, Assent Compliance, Inc. (“Assent”), the Company engaged its potential 3TG suppliers to collect information regarding the presence and sourcing of 3TG in its products. Suppliers were asked to complete and submit, within a certain time frame, the joint Electronic Industry Citizen Coalition (“EICC”) and Global e-Sustainability Initiative (“GeSI”) EICC-GeSI Conflict Minerals Reporting Template v. 4.1 or higher (“CMRT”). The CMRT is a standardized reporting template developed by the Conflict-Free Sourcing Initiative (“CFSI”) that requests, among other things, information regarding country of origin of 3TG supplied to the Company and the smelters or refiners ("SOR") in the supply chain. Assent followed up with all unresponsive suppliers through a defined process through both automated emails and one-on-one emails, including offering assistance and further information to suppliers about the requirements of the Rule and the Company’s expectations.

Because of the size, complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is challenging to identify providers upstream from our direct suppliers. There are potentially many tiers of suppliers and sub-suppliers between the Company and the SORs that process the 3TG that is contained in each product manufactured or contracted to be manufactured by Carlisle. Therefore, it is inherently difficult to determine the ultimate source of 3TGs in our products.

Based on the responses received thus far from direct suppliers, there is reason to believe that some of the necessary Conflict Minerals used in our products may have originated from the Covered Countries, but no instances were identified in which this sourcing, directly or indirectly, financed or benefited armed groups from the Covered Countries.  However, since not all supplier responses have been received and not all additional inquiries have been completed, we are unable to determine the country of origin of some conflict minerals or whether they originated from recycled or scrap sources.  We continue to reach out to unresponsive suppliers and perform additional inquiries until such time we have 100% response rate.

As a result of the above conclusion and pursuant to the Rule, we undertook due diligence measures on the source and chain of custody of the necessary conflict minerals in our products which we had reason to believe may have originated from Covered Countries and which may not have come from recycled scrap or scrap sources. There is significant overlap between our RCOI efforts and our due diligence measures performed.

Due Diligence Performed

Carlisle undertook systematic due diligence to determine the status of the Conflict Minerals used in its businesses.  Due diligence efforts have been designed to conform, in all material respects, with the framework presented by The Organisation for Economic Co-operation and Development (“OECD”) in the publication OECD (2013) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing and the related Supplements for gold and for tin, tantalum and tungsten, an internationally recognized due diligence framework.  The OECD Due Diligence Guidance includes the following five-step program:

Step 1: Establish and maintain strong company management systems
Step 2: Identify and assess risks in the supply chain
Step 3: Design and implement a strategy to respond to identified risks
Step 4: Support independent third party audits of supply chain
Step 5: Report annually on supply chain due diligence

Establish and Maintain Strong Company Management Systems

•
Conflict Minerals Policy: As noted above, the Company has adopted and maintains a conflict minerals policy related to our sourcing of 3TG.  The policy has been provided to our suppliers and is publicly available on our company website.

•
Internal Team and Training: The Conflict Minerals team responsible for overseeing Carlisle’s compliance is comprised of our Assistant General Counsel and CIT Director of Supplier Development along with designated representatives within the supply chain organizations at each segment.  Additionally, a professional services firm was engaged to augment the internal management group responsible for the design and implementation of our planned due diligence.

•
Control Systems: A management system has been established to support supply chain due diligence related to 3TG.  We employ a supply chain system of controls and transparency through the use of due diligence tools, such as the CMRT used to identify the smelters and refiners that process the necessary conflict minerals contained in a company's products and the country of origin of those conflict minerals.

•
Supplier Engagement: We have feature requirements related to conflict minerals in our standard template for supplier contracts and specifications so that current and future suppliers are obligated to comply with our policies on conflict minerals, including participation in a supply chain survey and related due diligence activities.

•
Grievance Mechanism: In the event of an actual or possible violation of our policies, including the Company’s Conflict Minerals Policy, employees (internal) and suppliers (external) can report violations as part of the Company’s AlertLine protocol for reporting suspected violations of the Carlisle Business Code of Ethics. The Company’s Business Code of Ethics is available at http://www.carlisle.com/about-carlisle/corporate-governance/Business-Code-of-Ethics/.

•	Records Maintenance: We employ a database to assess due diligence information and maintain records related to our conflict mineral program, in accordance with our record retention policies.

Identify and Assess Risks in the Supply Chain

Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain. We have determined that seeking information about 3TG SORs in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

Our primary means of determining origin of our 3TG for the 2016 Report Year was by conducting a supply chain survey with direct suppliers using the CMRT. This supply chain survey, and Carlisle’s Conflict Minerals program as a whole, has been developed and implemented in cooperation with Assent.

Assent provided each supplier a copy of the CMRT to complete for purposes of Conflict Minerals tracking. Assent made at least three follow-up inquiries to each supplier that did not respond to our initial survey, by either phone or email or both. The software platform automatically reviewed the responses against criteria developed to determine which required further engagement with our suppliers. These criteria included incomplete responses as well as inconsistencies within the data reported in the CMRT. Assent worked directly with those suppliers to provide revised responses.

Once surveys were returned, Assent reviewed and attempted to match each verified SOR identified in the completed surveys to available lists of SORs that have been validated as conflict free under internationally-recognized schemes such as the CFSI Conflict-Free Smelter Program. If a SOR was not validated by the CFSI’s Conflict-Free Smelter Program (CFSP), Assent either attempted to contact the SOR to gather more information about its sourcing practices or conducted research to determine whether there are any additional publicly available sources of information regarding the SORs' sourcing practices.

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters not being certified DRC-Conflict Free pose a significant risk to the Supply Chain. Each facility that meets the CFSI definition of a smelter or refiner of a 3TG mineral is assigned a risk of high, medium or low based on three scoring criteria:

•Geographic proximity to the DRC and covered countries;
•Conflict-Free Smelter Program (CFSP) audit status;
•Known or plausible evidence of unethical or conflict sourcing.

If a risk is identified, risk mitigation activities are initiated. As per the OECD Due Diligence Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the goal of progressive elimination of these risks from the supply chain.

In addition, suppliers are guided to the Assent University learning platform to engage in educational materials on mitigating the risk of smelters or refiners on the supply chain.

Design and Implement a Strategy to Respond to Identified Risks

The Company maintains a risk management plan to respond to risks identified in the above-described risk assessment. The Company’s Conflict Minerals program is implemented, managed and monitored in accordance with this risk management plan.

The Company’s Conflict Minerals team provides updates to senior management of the Company in connection with the Conflict Minerals Program, including with regard to risk assessment and results of the annual due diligence process.

As described in our Conflict Minerals policy, we expect our suppliers to fully support our compliance efforts, including in connection with our due diligence efforts to trace the source and chain of custody of our 3TG. As part of our risk management plan, to ensure suppliers understand our expectations, we worked with Assent to provide both video recorded training and documented instructions to suppliers and answered all inquiries that needed further clarification. We will continue improving our conflict minerals process to obtain complete and accurate information about SORs.

Support Independent Third Party Audits of Supply Chain

The Company does not typically have a direct relationship with 3TG smelters and refiners, therefore we rely on the CFSI’s Conflict-Free Smelter Program to manage and report results of the independent third-party audits of smelters and the related certification.

Report Annually on Supply Chain Due Diligence

This Conflict Minerals Report constitutes the Company’s annual report on our 3TG due diligence, is available on our website at www.carlisle.com, and is an Exhibit to this Form SD.  The content of any website referred to in the Form SD or this Exhibit is included for general information only and is not incorporated by reference into the Form SD or this Exhibit filed with the SEC.

Results of Due Diligence

As a result of the due diligence efforts described above, we received responses from 64.2%, or 853, of our direct suppliers for the year ended December 31, 2016. Of these, 775 were completed and validated CMRTs. From these responses, a list was compiled of the smelters and refiners that may have been used to process 3TGs necessary to the functionality or production of our products. For all smelters identified, Assent confirmed that the name was listed on the CFSI’s Standard Smelter List. We have validated 317 smelters to date and continue to work on validating the additional entries from submitted CMRTs. Based on the smelter lists provided by suppliers via the CMRTs and publicly available information regarding the results of sourcing audits by the CFSI, we have identified 246 Conflict-Free SORs, with an additional 13 that are active in the audit process.

The information that we received from a majority of our direct suppliers was at a company-wide level. Therefore, the smelters identified by our direct suppliers may include facilities that processed 3TGs that our direct suppliers supplied to their other customers rather than to us. Thus, we are unable to conclusively determine whether these smelters were used to process the 3TGs necessary to the functionality or production of our products during 2016. Because of this uncertainty, we are also unable to conclusively determine the country of origin of 3TGs in our products during 2016, and therefore, are unable to conclusively determine the source and chain of custody of those 3TGs. In addition, the third-party audits conducted by the CFSI, and the information that we receive from our direct suppliers may yield inaccurate or incomplete information. For example, the information received from our direct suppliers may be incomplete because they may not have received accurate and complete Conflict Minerals information from all of the suppliers in their own supply chain. We also do not have access to audit reports or detailed findings of the third-party audits conducted as part of the CFSI Conflict-Free Smelter Program and, as a result, are not responsible for the quality of these audits or the audit findings.

Due Diligence Procedures to be Performed

Carlisle will continue to implement steps to improve the information gathered from its due diligence to further mitigate the risk that its necessary conflict minerals benefit armed groups.  We will continue to work to increase the response rate of suppliers and will continue to evaluate responses to the surveys with the expectation that the third-party developed software will continue to help increase efficiency and identify any necessary follow-up procedures.  This includes executives and supply chain management teams completing a supplier scoping exercise, sending CMRTs to any supplier selling goods to Carlisle that may contain 3TG minerals, detailed analysis of all survey responses, and additional inquiries as necessary.

Appendix A

Summary of Smelter and Refiner Status

The table below details, as of May 1, 2017, the status of operational smelter and refiner facilities, identified by the surveyed suppliers, and the results of our smelter and refiner due diligence activities. The table indicates the number of such smelters and refiner facilities that:

•	have received a "conflict-free" designation from an independent third party audit program (referred to as "Compliant"),

•	have begun participating in an independent third party audit program (referred to as "Active"), or

•	have not begun participating in an independent third party audit program (referred to as "Not Enrolled").

Metal	Standard Smelter or Refiner Name	Facility Location	CFSI Audit Status
Gold	Abington Reldan Metals, LLC	UNITED STATES	Active
Gold	Advanced Chemical Company	UNITED STATES	Compliant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Compliant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Compliant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Compliant
Gold	Asahi Pretec Corp.	JAPAN	Compliant
Gold	Asahi Refining Canada Ltd.	CANADA	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not Enrolled
Gold	AU Traders and Refiners	SOUTH AFRICA	Compliant
Gold	AURA-II	UNITED STATES	Not Enrolled
Gold	Aurubis AG	GERMANY	Compliant
Gold	Bangalore Refinery	INDIA	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant
Gold	Boliden AB	SWEDEN	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Compliant
Gold	Caridad	MEXICO	Not Enrolled
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Compliant
Gold	Cendres + Métaux S.A.	SWITZERLAND	Active
Gold	Chimet S.p.A.	ITALY	Compliant
Gold	Chugai Mining	JAPAN	Not Enrolled
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not Enrolled
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Not Enrolled
Gold	DODUCO GmbH	GERMANY	Compliant
Gold	Dowa	JAPAN	Compliant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Compliant
Gold	Elemetal Refining, LLC	UNITED STATES	Compliant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Not Enrolled

Metal	Standard Smelter or Refiner Name	Facility Location	CFSI Audit Status
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Not Enrolled
Gold	Geib Refining Corporation	UNITED STATES	Active
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not Enrolled
Gold	Guangdong Jinding Gold Limited	CHINA	Not Enrolled
Gold	Gujarat Gold Centre	INDIA	Not Enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not Enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not Enrolled
Gold	Heimerle + Meule GmbH	GERMANY	Compliant
Gold	Heraeus Ltd. Hong Kong	CHINA	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not Enrolled
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Not Enrolled
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	Istanbul Gold Refinery	TURKEY	Compliant
Gold	Japan Mint	JAPAN	Compliant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Compliant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Not Enrolled
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not Enrolled
Gold	Kazzinc	KAZAKHSTAN	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES	Compliant
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND	Active
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Compliant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Compliant
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	CHINA	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not Enrolled
Gold	L'Orfebre S.A.	ANDORRA	Not Enrolled
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not Enrolled
Gold	Materion	UNITED STATES	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Compliant
Gold	Metalor Technologies S.A.	SWITZERLAND	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES	Compliant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant

Metal	Standard Smelter or Refiner Name	Facility Location	CFSI Audit Status
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Compliant
Gold	Modeltech Sdn Bhd	MALAYSIA	Not Enrolled
Gold	Morris and Watson	NEW ZEALAND	Not Enrolled
Gold	Morris and Watson Gold Coast	AUSTRALIA	Not Enrolled
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Active
Gold	Nihon Material Co., Ltd.	JAPAN	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Compliant
Gold	PAMP S.A.	SWITZERLAND	Compliant
Gold	Pease & Curren	UNITED STATES	Not Enrolled
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not Enrolled
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Compliant
Gold	PX Précinox S.A.	SWITZERLAND	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Compliant
Gold	Remondis Argentia B.V.	NETHERLANDS	Not Enrolled
Gold	Republic Metals Corporation	UNITED STATES	Compliant
Gold	Royal Canadian Mint	CANADA	Compliant
Gold	SAAMP	FRANCE	Not Enrolled
Gold	Sabin Metal Corp.	UNITED STATES	Not Enrolled
Gold	SAFINA A.S.	CZECH REPUBLIC	Not Enrolled
Gold	Sai Refinery	INDIA	Not Enrolled
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Compliant
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Not Enrolled
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Compliant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Compliant
Gold	SEMPSA Joyería Platería S.A.	SPAIN	Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not Enrolled
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Compliant
Gold	Singway Technology Co., Ltd.	TAIWAN	Compliant
Gold	So Accurate Group, Inc.	UNITED STATES	Not Enrolled
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Compliant
Gold	Sudan Gold Refinery	SUDAN	Not Enrolled
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
Gold	SungEel HiTech	KOREA, REPUBLIC OF	Active
Gold	T.C.A S.p.A	ITALY	Compliant

Metal	Standard Smelter or Refiner Name	Facility Location	CFSI Audit Status
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not Enrolled
Gold	Tony Goetz NV	BELGIUM	Active
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Not Enrolled
Gold	Torecom	KOREA, REPUBLIC OF	Compliant
Gold	Umicore Brasil Ltda.	BRAZIL	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Compliant
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	Not Enrolled
Gold	Valcambi S.A.	SWITZERLAND	Compliant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not Enrolled
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES	Compliant
Tantalum	Duoluoshan	CHINA	Compliant
Tantalum	Exotech Inc.	UNITED STATES	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Compliant
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Not Enrolled
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES	Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	KEMET Blue Metals	MEXICO	Compliant
Tantalum	KEMET Blue Powder	UNITED STATES	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Compliant

Metal	Standard Smelter or Refiner Name	Facility Location	CFSI Audit Status
Tantalum	LSM Brasil S.A.	BRAZIL	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Compliant
Tantalum	Mineração Taboca S.A.	BRAZIL	Compliant
Tantalum	Mitsui Mining & Smelting	JAPAN	Compliant
Tantalum	Molycorp Silmet A.S.	ESTONIA	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant
Tantalum	Plansee SE Liezen	AUSTRIA	Not Enrolled
Tantalum	Plansee SE Reutte	AUSTRIA	Compliant
Tantalum	Power Resources Ltd.	MACEDONIA	Compliant
Tantalum	QuantumClean	UNITED STATES	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Compliant
Tantalum	Taki Chemicals	JAPAN	Compliant
Tantalum	Telex Metals	UNITED STATES	Compliant
Tantalum	Tranzact, Inc.	UNITED STATES	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Compliant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	Compliant
Tin	Alpha	UNITED STATES	Compliant
Tin	An Thai Minerals Co., Ltd.	VIET NAM	Not Enrolled
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Not Enrolled
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Compliant
Tin	China Tin Group Co., Ltd.	CHINA	Compliant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not Enrolled
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Compliant
Tin	CV Ayi Jaya	INDONESIA	Compliant
Tin	CV Dua Sekawan	INDONESIA	Compliant
Tin	CV Gita Pesona	INDONESIA	Compliant
Tin	CV Serumpun Sebalai	INDONESIA	Compliant
Tin	CV Tiga Sekawan	INDONESIA	Compliant
Tin	CV United Smelting	INDONESIA	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	Compliant
Tin	Dowa	JAPAN	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Active
Tin	Elmet S.L.U.	SPAIN	Compliant
Tin	EM Vinto	BOLIVIA	Compliant
Tin	Estanho de Rondônia S.A.	BRAZIL	Not Enrolled
Tin	Fenix Metals	POLAND	Compliant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Compliant
Tin	Gejiu Jinye Mineral Company	CHINA	Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Not Enrolled
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Compliant

Metal	Standard Smelter or Refiner Name	Facility Location	CFSI Audit Status
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Compliant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Not Enrolled
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Compliant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Compliant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES	Compliant
Tin	Metallo-Chimique N.V.	BELGIUM	Compliant
Tin	Mineração Taboca S.A.	BRAZIL	Compliant
Tin	Minsur	PERU	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	Compliant
Tin	Modeltech Sdn Bhd	MALAYSIA	Not Enrolled
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Active
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Enrolled
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Compliant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Compliant
Tin	Phoenix Metal Ltd.	RWANDA	Not Enrolled
Tin	PT Aries Kencana Sejahtera	INDONESIA	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	Compliant
Tin	PT Bangka Prima Tin	INDONESIA	Compliant
Tin	PT Bangka Tin Industry	INDONESIA	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Compliant
Tin	PT Bukit Timah	INDONESIA	Compliant
Tin	PT Cipta Persada Mulia	INDONESIA	Compliant
Tin	PT DS Jaya Abadi	INDONESIA	Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Compliant
Tin	PT Inti Stania Prima	INDONESIA	Compliant
Tin	PT Justindo	INDONESIA	Not Enrolled
Tin	PT Karimun Mining	INDONESIA	Compliant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Compliant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	Compliant
Tin	PT Mitra Stania Prima	INDONESIA	Compliant
Tin	PT O.M. Indonesia	INDONESIA	Compliant
Tin	PT Panca Mega Persada	INDONESIA	Compliant
Tin	PT Prima Timah Utama	INDONESIA	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Compliant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	Compliant
Tin	PT Tommy Utama	INDONESIA	Compliant
Tin	PT Wahana Perkit Jaya	INDONESIA	Compliant

Metal	Standard Smelter or Refiner Name	Facility Location	CFSI Audit Status
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant
Tin	Rui Da Hung	TAIWAN	Compliant
Tin	Soft Metais Ltda.	BRAZIL	Compliant
Tin	Thaisarco	THAILAND	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Enrolled
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Active
Tin	Yunnan Tin Company Limited	CHINA	Compliant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Compliant
Tungsten	ACL Metais Eireli	BRAZIL	Not Enrolled
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Not Enrolled
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Not Enrolled
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	H.C. Starck GmbH	GERMANY	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Not Enrolled
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Not Enrolled
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Kennametal Fallon	UNITED STATES	Compliant
Tungsten	Kennametal Huntsville	UNITED STATES	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Compliant
Tungsten	Niagara Refining LLC	UNITED STATES	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Compliant

Metal	Standard Smelter or Refiner Name	Facility Location	CFSI Audit Status
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Compliant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Compliant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Compliant